EXHIBIT 28.1

               1997 NON-STATUTORY STOCK OPTION PLAN

1.  PURPOSES OF THE PLAN.

       The purposes of this Plan (the "Plan") are to assist FONAR Corporation, a Delaware corporation (the "Corporation"), and its subsidiaries in attracting and retaining the services of key employees, non-employee directors, advisors and consultants, and to thereby secure for the Corporation and its subsidiaries the benefits of the incentive inherent in ownership of the Corporation's equity securities by parties rendering valuable services to the Corporation. The Plan provides a means by which such parties may be given an opportunity, as an incentive to service or continued service to the Corporation or a subsidiary, to purchase shares of the Common Stock of the Corporation upon the exercise of non-statutory stock options.

       For the purposes of this Plan, the term "subsidiary" and/or "subsidiaries" shall mean any corporation of which the majority of the outstanding voting stock is owned directly or indirectly by the Corporation.

2.  SHARES SUBJECT TO THE PLAN.

       Subject to the provisions of Section 9 of the plan, an aggregate of 5,000,000 shares of Common Stock, par value $.0001 per share, of the Corporation ("Common Stock"), are available for issuance upon the exercise of options under the Plan.

       The shares to be issued upon the exercise of options under the Plan may be authorized but unissued shares of Common Stock or issued shares of Common Stock which are held in the treasury of the Corporation. If an option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares which were subject thereto shall, unless the plan shall have been terminated, be added to the shares otherwise available for options under the Plan.

3.  TERM OF THE PLAN.

       Subject to the provisions of Section 10 and 11, the Plan shall commence effective as of May 9, 1997 and options granted under the Plan must be granted no later than May 8, 2007.

4.  ADMINISTRATION OF THE PLAN.

       The Plan shall be administered by a committee which shall consist of three or such greater or lesser number of members, as shall be determined by the Board of Directors from time to time, who shall be appointed by the Board of Directors of the Corporation (the "Committee") or, in the absence of such a Committee, by the Board of Directors of the Corporation. Directors of the Corporation who are either eligible to receive options, or to whom options have been granted, may vote on any matters affecting the administration of the Plan or the granting of options under the Plan. Any action of the Committee may be taken by a written instrument signed by a majority of the members of the Committee then in office. Members of the Committee need not be members of the Board of Directors.

       Subject to the express provisions of the Plan, the Committee or the Board or Directors, as the case may be, shall have the authority, in its discretion: (i) to determine the parties to receive options, the times when they shall receive options, the number of shares to be subject to each option, the exercise price for shares of Common Stock subject to each option, the term of each option, the date each option shall become exercisable in whole, in part or in installments, and, if in installments, the number of shares to be subject to each installment, the date each installment shall become exercisable and the term of each installment; to accelerate the date of exercise of any installment; to determine whether Common Stock may be issued upon exercise of an option as partly paid and, if so, the date when future installments of the exercise price shall become due and the amounts of such installments, and to determine the other terms and provisions of each option granted under the Plan; (ii) to construe and interpret the terms of the respective option certificates and the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to make all other determinations deemed by it necessary or advisable for administering the Plan. At the time of the issuance of any option pursuant to the Plan, the Committee or the Board of Directors, as the case may be, in lieu of specifying an exercise price or prices, or if the option is to be exercised in installments, in lieu of specifying the date an installment or installments shall become exercisable, may establish such formulas, criteria or contingencies pursuant to which the exercise price or the exercise date may be determined. The determinations of the Committee or the Board of Directors, as the case may be, on the matters referred to in this Section 4, shall be final and conclusive.

5.  ELIGIBILITY AND SELECTION.

       The Committee or the Board of Directors, as the case may be, shall have sole and absolute discretion to issue options under the Plan to
reward employees, nonemployee directors, advisors and   consultants for
services rendered or to be rendered to or for the benefit of the Corporation or any of its subsidiaries. In determining the parties to whom options shall be granted under the Plan and the number of shares of Common Stock as to which options may be granted to such a party, the Committee or the Board of Directors, as the case may be, shall consider the duties of the recipients, their present and potential contributions to the success of the business of the Corporation, and such other factors as the Committee or the Board of Directors deems relevant in furthering the purposes of the granting of such options and the interests of the Corporation. A party may receive more than one option under the Plan.

6.  NONSTATUTORY STOCK OPTIONS.

       (a) Each option granted under the Plan (the "Option"), and the terms and conditions thereof, shall be evidenced by a written stock option certificate (the "Certificate") which shall be duly executed by the Corporation and acknowledged and accepted by the recipient; PROVIDED that to the extent permitted by law and consistent with the terms and conditions of the Plan and option, the Committee or the Board of Directors may make such modifications in the terms and conditions of the Option as it shall deem necessary or advisable.

       (b) Each Option under the Plan (i) shall specify the exercise price (or the basis on which it is to be determined) per share of Common Stock; (ii) shall be exercisable during a period no longer than ten (10) years from the date on which it is granted, as determined by the Committee or the Board of Directors at the time of grant; (iii) shall be exercisable at such time or times as may be determined by the Committee or the Board of Directors at the time of grant (or the basis on which such time or times shall be determined); (iv) shall not be transferable by the holder of the Option (other than by will or the laws of descent and distribution), and shall be exercisable during the lifetime of the holder of the Option only by such holder, unless the terms of the Option shall otherwise provide and (v) shall contain such other terms and conditions or be in such other form as may be determined by the Committee or the Board of Directors at the time of grant, PROVIDED that such other terms and conditions shall be permitted by law and shall not be inconsistent with the Plan. To the extent permitted by law, and without limitation to the foregoing, the Committee or Board of Directors may make such modifications in the provisions of any particular Option under the Plan as it shall deem advisable.

       (c) The Options issuable under this plan are NOT intended to qualify as "incentive stock options" under Section 422A of the Internal Revenue Code of 1954, as amended (the "Code").

7.  EXERCISE OF OPTIONS.

       Each Option shall be exercised, in whole or in part, as to such number of shares of Common Stock and at such time or times in accordance with the terms of the Option. Options shall be exercised only by the giving by the holder thereof of written notice to the Corporation at its principal office, or at such other office as may be designated by the Corporation, specifying the number of shares purchased and accompanied by payment in full by certified or bank cashier's check, or by any other property, or in any other form specified in the Certificate, or as may be acceptable to the Committee or the Board of Directors, as the case may be. Certificates representing the shares of stock purchased upon exercise shall be issued as promptly as practicable thereafter. The holder of an Option shall not have any of the rights of a stockholder of the Corporation with respect to the shares of Common Stock issuable upon exercise of the Option until one or more certificates evidencing such shares of Common Stock shall have been issued to the holder of the Option. In no event may a fraction of a share be purchased or issued under the Plan.

8.  Non-Transferability of Options.

       Options shall not be transferable other than by the last will and testament of the holder of the Option or the applicable laws of descent and distribution, and during the lifetime of the holder, Options may be exercised only by the holder thereof. Options may not be assigned, sold, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) except to the extent expressly provided for in the Plan, and shall not be subject to execution, attachment or similar process.

       Any assignment, sale, transfer, pledge, hypothecation or other disposition of any Option attempted contrary to the provisions of this Plan or the terms of the Option, or any levy or execution, attachment or other process attempted upon an Option, will be null and void and without effect. Any attempt to make any such assignment, sale, transfer, pledge, hypothecation or other disposition of any Option or any attempt to make any such levy, execution, attachment or other process will cause the Option to be terminated immediately upon the happening of any such event if the Corporation, at any time, should, in the sole discretion of the Committee or the Board of Directors, so elect, by written notice to the person then entitled to exercise the Option; PROVIDED that any such termination of the Option under the foregoing provisions of this Section 8 will not prejudice any rights or remedies which the Corporation or any subsidiary may have under the Plan, any Stock Option Certificate, or otherwise.

9.  ADJUSTMENTS.

       Unless the terms of the Option shall otherwise provide, if (a) the Corporation shall declare a dividend payable in, or shall subdivide or combine its Common Stock, or (b) any other event, such as a recapitalization, merger, consolidation, reorganization, combination or exchange of shares of Common Stock, shall occur which in the judgment of the Committee or the Board of Directors necessitates action by way of adjusting the terms of the outstanding Options, the Committee or the Board of Directors, as the case may be, shall take any such action as in its judgment shall be necessary to preserve to the holders of Options rights substantially proportionate to the rights existing prior to such event. Such action shall include, where deemed appropriate, an increase or decrease in the number of shares of Common Stock subject to Options outstanding under the Plan and the aggregate number of shares of Common Stock available under Section 2 of the Plan for issuance upon exercise of Options. The determination of the Committee or the Board of Directors, as the case may be, with respect to any matter referred to in this Section 9 shall be conclusive and binding upon each holder of an Option under the Plan.

10.  TERMINSTION AND AMENDMENT OF THE PLAN.

       Unless sooner terminated, as hereinafter provided, this Plan shall terminate at 11:59 p.m. on May 8, 2007, and no Options shall be granted hereunder after that date. The Board of Directors may terminate or amend this Plan at any time without notice, or make such modifications of this Plan as it shall deem advisable; PROVIDED that the Committee and Board of Directors may not permit the exercise of an Option after the date on which such Option would otherwise terminate pursuant to the terms thereof. No termination, amendment or modification of the Plan, without the consent of the person to whom any Option has been granted, may adversely affect the rights of such person under any unexercised portion of such Option.

11.  SUBSTITUTIONS AND ASSUMPTIONS OF OPTIONS OF CERTAIN CONSTITUENT
CORPORATIONS.

       Anything in this Plan to the contrary notwithstanding, the Board of Directors may substitute new Options for prior Options of a constituent corporation (as hereinafter defined) or assume the prior options of such constituent corporation. The term "constituent corporation" shall mean any corporation which has been merged into or consolidated with the corporation, or whose assets or stock have been purchased or acquired by or liquidated into the Corporation or by or into one or more subsidiaries of the Corporation, or any parent or any subsidiary or any such corporation.

12.  INDEMNIFICATION OF THE COMMITTEE.

       In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudicated in such action, suit or proceeding that such Committee member or director, as the case may be, is liable for negligence or misconduct in the performance of his duties; PROVIDED that within 10 days after institution of any such action, suit or proceeding a Committee member or director, as the case may be, shall offer the Corporation in writing the opportunity, at its own expense, to handle and defend the same.

13.  EFFECTIVENESS OF THE PLAN.

       The Plan shall become effective on May 9, 1997.




                           EXHIBIT 28.2

                      1997 STOCK BONUS PLAN

1.  PURPOSES OF THE PLAN.

       The purpose of this Stock Bonus Plan (the "Plan") is to assist FONAR Corporation, a Delaware corporation (the "Corporation"), and its subsidiaries (as hereinafter defined) in attracting and retaining the services of key employees, non-employee directors, officers, advisors and consultants, and to secure for the Corporation and its subsidiaries the benefits of the incentive inherent in ownership of the Corporation's equity securities by parties who are responsible for the continuing growth and success of the Corporation and its subsidiaries.

       For the purposes of this plan, the term "subsidiary" and/or "subsidiaries" shall mean any corporation of which the majority of the outstanding voting stock is owned directly or indirectly by the Corporation.

2.  SHARES SUBJECT TO THE PLAN.

       Subject to the provisions of Section 7 of the Plan, an aggregate of 5,000,000 shares of Common Stock, par value $.0001 per share, of the Corporation ("Common Stock"), are available for the issuance under the Plan as compensation for services to the Corporation ("Bonus Stock").

       The shares to be issued as Bonus Stock under the Plan may be authorized but unissued shares of Common Stock or issued shares of Common Stock which are held in the treasury of the Corporation.

3.  TERM OF THE PLAN.

       Subject to the provisions of Section 8 and 10, the Plan shall commence effective as of May 9, 1997, and Bonus Stock awarded under the Plan must be issued no later than May 8, 2007.

4.  ADMINISTRATION OF THE PLAN.

       The Plan shall be administered by a committee which shall consist of three or such greater or lesser number of members, as determined by the Board of Directors from time to time, who shall be appointed by the Board of Directors of the Corporation (the "Committee") or, in the absence of such a Committee, by the Board of Directors of the Corporation. Directors of the Corporation who are either eligible to receive Bonus Stock, or to whom Bonus Stock has been granted, may vote on any matters affecting the administration of the plan or the granting of Bonus Stock under the Plan. Any action of the Committee may be taken by a written instrument signed by a majority of the members of the Committee then in office. Members of the Committee need not be members of the Board of Directors.

       Subject to the express provisions of the Plan, the Committee or the Board or Directors, as the case may be, shall have the authority, in its discretion: (i) to determine the parties to receive Bonus Stock, the times when they shall receive such awards, the number of shares to be issued, and the time, terms and conditions of the issuance of any such shares; (ii) to construe and interpret the terms of the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to make all other determinations necessary or advisable for administering the Plan. The determinations of the Committee or the Board of Directors, as the case may be, on the matters referred to in this Section 4 shall be final and conclusive.

5.  Eligibility and Selection.

       The Committee or the Board of Directors, as the case may be, shall have sole and absolute discretion to issue Bonus Stock under the Plan to reward employees, non-employee directors, advisors and consultants for services rendered or to be rendered to or for the benefit of the Corporation, or any of its subsidiaries (the grant of Bonus Stock under
this Plan shall be referred to as a "Bonus Stock Award").   In determining
the parties to whom Bonus Stock Awards shall be granted under the Plan and the number of shares of Common Stock which may be granted to such persons, the Committee or the Board of Directors, as the case may be, shall consider the duties of the parties, their present and potential contributions to the success of the Corporation, and such other factors as the Committee or the Board of Directors deems relevant in furthering the purposes of the granting of such Bonus Stock and the interests of the Corporation. A party may receive more than one Bonus Stock Award under the Plan.

6.  BONUS STOCK AWARDS.

       (a) The Committee or the Board of Directors, as the case may be, shall determine for each party chosen to participate in the Plan
("Participant") the number of shares of Common Stock to be covered by each Bonus Stock Award and the installments, if any, in which the Bonus Stock will be granted.

       (b) The Committee or the Board of Directors shall determine the terms, conditions and restrictions, if any, to which such Bonus Stock or its issuance will be subject. Any restrictions imposed shall be evidenced by a written agreement executed by the Participant. Such agreement shall also include any terms and conditions required by applicable securities laws.

       (c) The Corporation shall deliver to the Participant on the date specified, or as soon thereafter as is practicable, the number of shares
of Common Stock specified in such Participant's    Bonus Stock Award,
subject to and in accordance with the Bonus Stock Award.

       (d) Bonus Stock Awards shall not be transferable other than by the last will and testament of the holder of the Bonus Stock Award or the applicable laws of descent and distribution. Bonus Stock Awards may not be assigned, sold, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) except to the extent expressly provided for in the Plan and shall not be subject to execution, attachment or similar process.

7.  DILUTION AND OTHER ADJUSTMENTS.

       In the event of any change in the outstanding Common Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, reorganization, combination or exchange of shares of Common Stock, or other similar corporate change, the Committee or the Board of Directors, as the case may be, shall make such adjustments as it, in its absolute discretion, deems equitable in the number of kind of shares of Common Stock authorized by the Plan and, with respect to outstanding shares of Common Stock covered by Stock Bonus Awards but not yet issued, in the number of kind of stock covered by Stock Bonus Awards made under the Plan.

8.  TERMINATION AND AMENDMENT OF THE PLAN.

       Unless sooner terminated, as hereinafter provided, this Plan shall terminate at 11:59 p.m. on May 8, 2007, and no Bonus Stock shall be granted hereunder after that date. The Board of Directors may terminate or amend this Plan at any time without notice, or make such modifications of this Plan as it shall deem advisable. No termination, amendment or modification of the Plan may adversely affect the rights of any party to whom a Bonus Stock Award has been made without such party's consent.

9.  INDEMNIFICATION.

       In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee and the Board of Directors shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Bonus Stock Award granted thereunder, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudicated in such action, suit or proceeding that such Committee member or director, as the case may be, is liable for negligence or misconduct in the performance of his duties; PROVIDED that within 10 days after institution of any such action, suit, or proceeding a Committee member or director, as the case may be, shall offer the Corporation in writing the opportunity, at its own expense, to handle and defend the same.

10.  EFFECTIVENESS OF THE PLAN.

       The Plan shall become effective on May 9, 1997.